EXHIBIT 23.2

              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Epic Energy Resources, Inc., on Form S-1, Amendment No. 1 to Form SB-2, of (i) our report dated April 16, 2007 (except for the removal of Note 3 Going Concern, and the going concern paragraph in our report, the date as to which is January 3, 2008) for the financial statements of Epic Energy Resources, Inc. as of December 31, 2006, and for the year then ended and for the period from April 10, 2000 (inception) through December 31, 2006, and (ii) our report dated October 29, 2007 for the financial statements of The Carnrite Group L.L.C. as of June 30, 2007 and for the period from March 28, 2007 (inception) through June 30, 2007. We also consent to the reference to us under the heading "Experts" in this registration statement.



/s/ Malone & Bailey, PC

www.malone-bailey.com
Houston, Texas

March 12, 2008

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 3, 2006 relating to the financial statements of Epic Energy Resources, Inc. (formerly San Juan Financial, Inc.) as of December 31, 2005 and for the year then ended, and for the period from inception (April 10, 2000) to December 31, 2005.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.



                                                          /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION



Denver, Colorado
March 17, 2008

            Consent of Independent Registered Public Accounting Firm



We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated June 6, 2007, relating to the financial statements of Pearl Development Company (now named Pearl Investment Company) as of December 31, 2006 and for the two years ended December 31, 2006.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC

Denver, CO
March 14, 2008